                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of earliest event reported):  NOVEMBER 12, 1998



                          ASPECT DEVELOPMENT, INC.
           (Exact name of registrant as specified in its charter)



         DELAWARE                   0-20749                  25-1622857
(State or other jurisdiction   (Commission File No.)       (IRS Employer
     of incorporation)                                   Identification No.)


                            1300 CHARLESTON ROAD
                           MOUNTAIN VIEW, CA 94043
            (Address of principal executive offices and zip code)


     Registrant's telephone number, including area code: (650) 428-2700

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


Effective November 12, 1998, Ernst & Young LLP has resigned as the Registrant's independent auditors. In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1997 and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The reports of Ernst & Young LLP for the past two years did not contain an adverse opinion or a disclaimer of opinion and these reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In November 1997, the Registrant merged with CADIS, Inc., ("CADIS") in a transaction that was accounted for as a pooling of interests. The financial statements of CADIS as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, were audited by Arthur Andersen LLP as indicated in their report dated January 20, 1998 and included in the Registrant's Annual Report on Form 10-KSB.

Effective November 13, 1998, the Registrant has engaged Arthur Andersen LLP to audit the Registrant's consolidated financial statements for the fiscal year ending December 31, 1998. The engagement of Arthur Andersen LLP has been approved by the Board of Directors of the Registrant.

The Registrant has requested that Ernst & Young, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. Such letter is filed as Exhibit 16.1 hereto.


ITEM 7.  EXHIBITS

Exhibit 16.1  LETTER RE: CHANGE IN CERTIFYING ACCOUNTANT

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                   Aspect Development, Inc.



November 16, 1998                   /s/ David S. Dury
                                   --------------------------------------------
                                   David S. Dury
                                   Vice President and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)